UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Edgewater Road, Wakefield, Massachusetts	01880

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 486-8111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-KA filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Employment Agreement by and between PolyMedica Corporation and Keith W. Jones dated March 9, 2006
EX-10.1 EMPLOYMENT AGREEMENT KEITH W. JONES

Item 1.01. Entry into a Material Definitive Agreement
     On March 9, 2006, PolyMedica Corporation (the “Company”) entered into an employment agreement with its Chief Financial Officer, Keith W. Jones. This agreement is attached to this report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this report.
     Under the terms of his employment agreement, Mr. Jones will be employed by the Company for three years and receive a base salary of $325,000 which is subject to future adjustment by the Company’s Board of Directors. The Company may extend the agreement on a year to year basis at the end of the initial term. Mr. Jones is eligible for an annual bonus to be paid at the discretion of the Board of Directors and participation in all executive benefit programs, including health insurance, life insurance, and stock-based compensation. The Company has the right to terminate the agreement, at any time, with or without cause, upon 60 days notice. If Mr. Jones’ employment is terminated without cause, the Company is obligated to pay Mr. Jones his base salary and bonus for a period of two years after such termination and is further obligated to provide Mr. Jones with health insurance benefits for a period of 18 months after such termination. The agreement replaces an employment agreement and an executive retention agreement each dated February 9, 2005.

Exhibit Number	Description

10.1	Employment Agreement by and between the PolyMedica Corporation and Keith W. Jones dated March 9, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: March 15, 2006	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between the PolyMedica Corporation and Devin J. Anderson dated February 13, 2006